Exhibit 99.2

Fourth Quarter and Full Year 2017 Financial Review and Analysis (preliminary, unaudited)

Safe Harbor Statement Certain statements contained in this document are "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements, and financial or other business targets, are subject to certain risks and uncertainties. Actual results and trends may differ materially from historical or anticipated results depending on a variety of factors, including but are not limited to, risks and uncertainties relating to the following: fluctuations in demand affecting sales to customers; worldwide and local economic conditions; changes in political conditions; changes in governmental laws and regulations; fluctuations in currency exchange rates and other risks associated with foreign operations, including in emerging markets; the financial condition and inventory strategies of customers; changes in customer preferences; fluctuations in cost and availability of raw materials; our ability to generate sustained productivity improvement; our ability to achieve and sustain targeted cost reductions; the impact of competitive products and pricing; loss of significant contracts or customers; collection of receivables from customers; selling prices; business mix shift; execution and integration of acquisitions and completion of potential dispositions; timely development and market acceptance of new products, including sustainable or sustainably-sourced products; investment in development activities and new production facilities; amounts of future dividends and share repurchases; customer and supplier concentrations; successful implementation of new manufacturing technologies and installation of manufacturing equipment; disruptions in information technology systems, including cyber-attacks or other intrusions to network security; successful installation of new or upgraded information technology systems; data security breaches; volatility of financial markets; impairment of capitalized assets, including goodwill and other intangibles; credit risks; our ability to obtain adequate financing arrangements and maintain access to capital; fluctuations in interest and tax rates; changes in tax laws and regulations, and uncertainties associated with interpretations of such laws and regulations; outcome of tax audits; fluctuations in pension, insurance, and employee benefit costs; the impact of legal and regulatory proceedings, including with respect to environmental, health and safety; protection and infringement of intellectual property; the impact of epidemiological events on the economy and our customers and suppliers; acts of war, terrorism, and natural disasters; and other factors. We believe that the most significant risk factors that could affect our financial performance in the near-term include: (1) the impacts of global economic conditions and political uncertainty on underlying demand for our products and foreign currency fluctuations; (2) the degree to which higher costs can be offset with productivity measures and/or passed on to customers through selling price increases, without a significant loss of volume; (3) competitors' actions, including pricing, expansion in key markets, and product offerings; and (4) the execution and integration of acquisitions. For a more detailed discussion of these and other factors, see “Risk Factors” and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” in our 2016 Form 10-K, filed on February 23, 2017 with the Securities and Exchange Commission, and subsequent quarterly reports on Form 10-Q. The forward-looking statements included in this document are made only as of the date of this document, and we undertake no obligation to update these statements to reflect subsequent events or circumstances, other than as may be required by law.

Use of Non-GAAP Financial Measures This presentation contains certain non-GAAP financial measures as defined by SEC rules. We report our financial results in conformity with accounting principles generally accepted in the United States of America, or GAAP, and also communicate with investors using certain non-GAAP financial measures. These non-GAAP financial measures are not in accordance with, nor are they a substitute for or superior to, the comparable GAAP financial measures. These non-GAAP financial measures are intended to supplement presentation of our financial results that are prepared in accordance with GAAP. Based upon feedback from investors and financial analysts, we believe that the supplemental non-GAAP financial measures we provide are useful to their assessment of our performance and operating trends, as well as liquidity. In accordance with Regulations G and S-K, reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures, including limitations associated with these non-GAAP financial measures, are provided in the financial schedules accompanying the earnings news release for the quarter (see Attachments A-4 through A-8 to news release dated January 31, 2018). Our non-GAAP financial measures exclude the impact of certain events, activities, or strategic decisions. The accounting effects of these events, activities or decisions, which are included in the GAAP financial measures, may make it difficult to assess our underlying performance in a single period. By excluding the accounting effects, positive or negative, of certain items (e.g., restructuring charges, legal settlements, certain effects of strategic transactions and related costs, losses from debt extinguishments, losses from curtailment and settlement of pension obligations, gains or losses on sales of certain assets, and other items), we believe that we are providing meaningful supplemental information that facilitates an understanding of our core operating results and liquidity measures. These non-GAAP financial measures are used internally to evaluate trends in our underlying performance, as well as to facilitate comparison to the results of competitors for a single period. While some of the items we exclude from GAAP financial measures recur, they tend to be disparate in amount, frequency, or timing. We use the following non-GAAP financial measures in this presentation: • Sales change ex. currency refers to the increase or decrease in sales excluding the estimated impact of currency translation. The estimated impact of currency translation is calculated on a constant currency basis, with prior period results translated at current period average exchange rates to exclude the effect of currency fluctuations. • Organic sales change refers to the increase or decrease in sales excluding the estimated impact of currency translation, product line exits, acquisitions and divestitures, and, where applicable, the extra week in our fiscal year. We believe that sales change ex. currency and organic sales change assist investors in evaluating the sales growth from the ongoing activities of our businesses and provide greater ability to evaluate our results from period to period. • Adjusted operating margin refers to income before interest expense and taxes, excluding restructuring charges and other items, as a percentage of sales. • Adjusted tax rate refers to the full-year GAAP tax rate, adjusted to include the impact of previously planned repatriation of foreign earnings for Q4 2017 and exclude the reasonable estimate ("provisional amount") of the impact of the TCJA. • Adjusted net income refers to income before taxes, tax-effected at the adjusted tax rate, and adjusted for tax-effected restructuring charges and other items. • Adjusted net income per common share, assuming dilution (adjusted EPS) refers to adjusted net income divided by weighted average number of common shares outstanding, assuming dilution. We believe that adjusted operating margin, adjusted net income, and adjusted EPS assist investors in understanding our core operating trends and comparing our results with those of our competitors. • Net debt to adjusted EBITDA refers to total debt less cash and cash equivalents, divided by adjusted EBITDA. We believe that the net debt to adjusted EBITDA ratio assists investors in understanding our leverage position. • Return on total capital refers to income from continuing operations excluding the expense and tax benefit of debt financing divided by the average of beginning and ending invested capital. Adjusted ROTC refers to ROTC adjusted for the impact of the TCJA. We believe that ROTC and adjusted ROTC assist investors in understanding our ability to generate returns from our capital. • Free cash flow refers to cash flow from operations, less payments for property, plant and equipment, software and other deferred charges, plus proceeds from sales of property, plant and equipment, plus (minus) net proceeds from sales (purchases) of investments, plus (minus) free cash outflow (inflow) from discontinued operations. We believe that free cash flow assists investors by showing the amount of cash we have available for debt reductions, dividends, share repurchases, and acquisitions. This document has been furnished (not filed) on Form 8-K with the SEC and may be found on our website at www.investors.averydennison.com.

Sixth consecutive year of strong top-line growth, margin expansion, and double-digit adjusted EPS growth Strong top-line performance through balance of organic growth and acquisitions Reported sales of $6.6 bil., up 9% (4% organic, 4% from acquisitions) Increased exposure to high value categories through M&A and above-average organic growth Continued margin expansion driven by productivity and volume leverage Reported operating margin of 9.9%, up 110 basis points Adjusted operating margin (non-GAAP) of 10.4%, up 50 basis points Reported EPS down due to U.S. tax reform; adjusted EPS up 24% Reported EPS of $3.13, including $172 mil. charge related to U.S. tax reform Adjusted EPS (non-GAAP) of $5.00 Disciplined execution of capital allocation strategy with higher returns Increased pace of investment, with $226 mil. in Capex/IT and $319 mil. in acquisitions, while distributing $285 mil. to shareholders

Full Year 2017 Segment Overview and 2018 Outlook Label and Graphic Materials delivered another year of strong top-line growth and continued margin expansion Continued above-average growth from emerging markets and high value categories Retail Branding and Information Solutions posted strong top-line growth and significant margin expansion; anticipate 2018 margin within new long-term target range Benefit from ongoing business model transformation, as well as continued strength in RFID Industrial and Healthcare Materials expanded through acquisitions and a return to solid organic growth in 2H; remain committed to achieving long-term margin target Targeting continued progress toward our long-term goals in 2018 Reported EPS of $5.50 to $5.75; Adjusted EPS of $5.70 to $5.95

Full Year Segment Sales and Margin Analysis FY17 Reported Ex. Currency Organic Sales Change: Label and Graphic Materials 7.7% 6.9% 4.2% Retail Branding and Information Solutions 4.6% 5.0% 5.0% Industrial and Healthcare Materials 30.2% 29.9% 2.0% Total Company 8.7% 8.2% 4.2% Reported Adjusted (Non-GAAP) FY17 FY16 FY17 FY16 Operating Margin: Label and Graphic Materials 12.6% 12.3% 12.9% 12.6% Retail Branding and Information Solutions 8.1% 7.1% 9.3% 7.8% Industrial and Healthcare Materials 8.5% 12.0% 9.2% 12.5% Total Company 9.9% 8.8% 10.4% 9.9%

Expect to meet or exceed five year targets through 2018 4%–5% CAGR(1) Organic Sales Growth 9%–10% in 2018 (up ~2 pts vs. 2013) Operating Margin 16%+ in 2018 Return on Total Capital (ROTC) 12%–15%+ CAGR(1) Adjusted EPS Growth 1.7x to 2.0x Net Debt to Adjusted EBITDA 4% 4 Yr CAGR 2014 – 2018 TARGETS 9.9% in 2017 Adj(2): 10.4% in 2017 17% 4 Yr CAGR 1.7x in 2017 2014 – 2017 RESULTS (1) Reflects five-year compound annual growth rates, with 2013 as the base period (2) Excluding restructuring charges and other items (3) Excludes the net impact of the TCJA 13% in 2017 Adj(3): 19% in 2017

On track to achieve new long-term targets through 2021 Sales Growth Adjusted EPS Growth Return on Total Capital (ROTC) 4% Organic 8% Ex. Currency 2017 RESULTS (1) Reflects five-year compound annual growth rates, with 2016 as the base period (2) Impact of closed acquisitions as of 3/8/2017 is approximately 1 point of growth (3) Excluding restructuring charges and other items (4) Excludes the net impact of the TCJA 4%+ Organic(1) 5%+ with M&A(1,2) 10%+ CAGR(1) 17%+ in 2021 2017 – 2021 TARGETS Operating Margin 9.9% Adj(3): 10.4% 11%+ in 2021 Net Debt to Adjusted EBITDA 1.7x 1.7x to 2.0x 24% 13% Adj(4): 19%

Fourth Quarter Overview Fourth quarter reported EPS declined due to U.S. tax reform; Adj. EPS above expectations driven by strong sales growth and margin expansion Reported EPS of ($0.66), including $172 mil. charge related to U.S. tax reform Adjusted EPS of $1.33, up 34% Reported sales of $1.74 bil., up 12% compared to prior year Sales change ex. currency (non-GAAP) of 9% Organic sales change (non-GAAP) of 5% Reported operating margin increased 70 basis points to 9.8% as the benefits from higher volume and productivity were partially offset by higher employee-related costs and the net impact of pricing and raw material costs Adjusted operating margin increased to 10.3%, up 90 basis points Impact of raw material inflation in line with expectations Free cash flow of $166 mil.

Sales Trend Analysis * Totals may not sum due to rounding. 4Q16 1Q17 2Q17 3Q17 4Q17 FY17 Reported Sales Change 6.6% 5.8% 5.5% 11.3% 11.9% 8.7% Organic Sales Change 5.3% 3.9% 2.9% 5.3% 4.7% 4.2% Acquisitions 2.5% 3.0% 3.7% 4.7% 4.4% 3.9% Sales Change Ex. Currency* 7.8% 6.9% 6.7% 10.0% 9.1% 8.2% Currency Translation (1.2)% (1.1)% (1.1)% 1.3% 2.8% 0.5% Reported Sales Change* 6.6% 5.8% 5.5% 11.3% 11.9% 8.7%

Fourth Quarter Segment Sales and Margin Analysis 4Q17 Reported Ex. Currency Organic Sales Change: Label and Graphic Materials 9.2% 5.6% 4.6% Retail Branding and Information Solutions 5.2% 4.7% 4.7% Industrial and Healthcare Materials 60.3% 56.9% 5.7% Total Company 11.9% 9.1% 4.7% Reported Adjusted (Non-GAAP) 4Q17 4Q16 4Q17 4Q16 Operating Margin: Label and Graphic Materials 11.9% 11.3% 12.2% 11.5% Retail Branding and Information Solutions 10.8% 9.3% 11.9% 10.0% Industrial and Healthcare Materials 7.2% 8.8% 7.6% 9.7% Total Company 9.8% 9.1% 10.3% 9.4%

LABEL AND GRAPHIC MATERIALS Reported sales of $1.2 bil., up 9% Sales change ex. currency up 6%; on organic basis, up 5% Label and Packaging Materials sales up mid-single digits on organic basis Combined Graphics and Reflective Solutions up mid-single digits on organic basis Reported operating margin increased 60 basis points to 11.9% as the benefits of increased volume and productivity more than offset higher employee-related costs and the net impact of pricing and raw material costs Adjusted operating margin increased 70 basis points to 12.2% RETAIL BRANDING AND INFORMATION SOLUTIONS Reported sales of $396 mil., up 5% Sales up 5% on organic basis, driven by strength in both RFID and the base business Reported operating margin increased 150 basis points to 10.8% as the benefits from productivity, increased volume, and reduced amortization expense were partially offset by higher employee-related costs and the net impact of pricing and raw material costs Adjusted operating margin increased 190 basis points to 11.9% Fourth Quarter Segment Overview

INDUSTRIAL AND HEALTHCARE MATERIALS Reported sales of $178 mil., up 60% Sales change ex. currency up 57%; on organic basis, up 6% Industrial categories sales up high-single digits on organic basis Healthcare categories sales up low-single digits on organic basis Reported operating margin declined 160 basis points to 7.2%, with roughly half of the decline due to acquisitions, and the balance reflecting near-term operational challenges and investments Adjusted operating margin declined 210 basis points to 7.6% Fourth Quarter Segment Overview (cont.)

2018 EPS Guidance

Reported EPS	$5.50 – $5.75
Add Back:	
Est. restructuring costs and other items	~$0.20
Adjusted EPS (non-GAAP)	$5.70 – $5.95

Contributing Factors to 2018 Results

- Reported sales growth of ~8%
  - Sales change ex. currency of ~5.5%; organic sales change of ~4.0%
- Currency translation tailwind to operating income of ~$20 mil., assuming recent rates
- Incremental savings of $30 mil. to $35 mil. from restructuring actions, net of transition costs
- Tax rate in the mid-twenty percent range
- Fixed and IT capital spending of ~$250 mil.
- Average shares outstanding (assuming dilution) of 89 mil. to 90 mil.

14 Fourth Quarter and Full Year 2017 Financial Review and Analysis January 31, 2018 AVERY DENNISON

Appendix: Reconciliation of GAAP to Non-GAAP Financial Measures

Organic Sales Change – Avery Dennison (1) Totals may not sum due to rounding and other factors. ($ in millions) 2012 2013 2014 2015 2016 2017 Net sales 5,863.5 $ 6,140.0 $ 6,330.3 $ 5,966.9 $ 6,086.5 $ 6,613.8 $ Reported sales change 4.7% 3.1% (5.7%) 2.0% 8.7% Foreign currency translation 0.1% 1.1% 8.6% 2.6% (0.5%) Sales change ex. currency (1) 4.8% 4.2% 2.9% 4.6% 8.2% Extra week impact ~(1.2%) ~1.2% Acquisitions/Divestitures 0.6% (0.7%) (3.9%) Organic sales change (1) 4.8% 3.1% 4.6% 3.9% 4.2% 4.0% 2014-2017 4-Yr CAGR

Organic Sales Change by Segment

($ in millions)

Label and Graphic Materials	2012	2013	2014	2015	2016	2017
Net sales	$3,959.8	$4,137.3	$4,298.7	$4,032.1	$4,187.3	$4,511.7
Reported sales change		4.5%	3.9%	(6.2%)	3.8%	7.7%
Foreign currency translation		0.4%	1.6%	10.2%	3.0%	(0.8%)
Sales change ex. currency[1]		4.9%	5.5%	4.0%	6.8%	6.9%
Extra week impact			~(1.2%)	~1.2%		
Acquisitions		0.2%	0.1%		(1.4%)	(2.7%)
Organic sales change[1]		5.1%	4.4%	5.2%	5.5%	4.2%

Retail Branding & Information Solutions	2012	2013	2014	2015	2016	2017
Net sales	$1,462.6	$1,534.9	$1,516.0	$1,443.4	$1,445.4	$1,511.2
Reported sales change		4.9%	(1.2%)	(4.8%)	0.1%	4.6%
Foreign currency translation			0.9%	3.9%	1.8%	0.4%
Sales change ex. currency[1]		4.9%	(0.3%)	(0.9%)	1.9%	5.0%
Extra week impact			~(1.2%)	~1.2%		
Product line divestiture				2.4%	1.6%	
Organic sales change[1]		4.9%	(1.6%)	2.7%	3.5%	5.0%

Industrial and Healthcare Materials	2012	2013	2014	2015	2016	2017
Net sales	$ 441.1	$ 467.8	$ 515.6	$ 491.4	$ 453.8	$ 590.9
Reported sales change		6.1%	10.2%	(4.7%)	(7.7%)	30.2%
Foreign currency translation		0.4%	0.8%	8.7%	1.7%	(0.4%)
Sales change ex. currency[1]		6.5%	11.0%	4.0%	(6.0%)	29.9%
Extra week impact			~(1.2%)	~1.2%		
Acquisitions		0.9%			(1.6%)	(27.9%)
Organic sales change[1]		7.4%	9.9%	5.2%	(7.5%)	2.0%

(1) Totals may not sum due to rounding and other factors.

17 Fourth Quarter and Full Year 2017 Financial Review and Analysis January 31, 2018

AVERY DENNISON

Adjusted Operating Margin – Avery Dennison (1) GAAP adjustments for 2013-2015 reflect the previously disclosed impact of the third quarter of 2015 revision to certain benefit plan balances, which had an immaterial impact on the non-GAAP amounts. (2) “Other items” for fiscal year 2016 includes a loss from settlement of pension obligations of $41.4 million. ($ in millions) 2013 2014 2015 2016 2017 Net sales 6,140.0 $ 6,330.3 $ 5,966.9 $ 6,086.5 $ 6,613.8 $ Operating income from continuing operations before interest expense and taxes, as reported 426.9 $ 424.1 $ 469.4 $ 537.0 $ 652.5 $ Adjustments (1) (4.8) $ 3.6 $ (1.0) $ n/a n/a Operating income from continuing operations before interest expense and taxes, previously reported 422.1 $ 427.7 $ 468.4 $ 537.0 $ 652.5 $ Operating margin, as reported 7.0% 6.7% 7.9% 8.8% 9.9% Non-GAAP adjustments: Restructuring charges: Severance and related costs 27.2 $ 54.7 $ 52.5 $ 14.7 $ 31.2 $ Asset impairment and lease cancellation charges 13.1 $ 11.4 $ 7.0 $ 5.2 $ 2.2 $ Other items (2) (3.7) $ 2.1 $ 8.8 $ 45.3 $ 3.1 $ Adjusted operating income from continuing operations before interest expense and taxes (non-GAAP) 458.7 $ 495.9 $ 536.7 $ 602.2 $ 689.0 $ Adjusted operating margin (non-GAAP) 7.5% 7.8% 9.0% 9.9% 10.4%

Adjusted Operating Margin – LGM ($ in millions) 2013 2014 2015 2016 2017 Net sales 4,137.3 $ 4,298.7 $ 4,032.1 $ 4,187.3 $ 4,511.7 $ Operating income from continuing operations before interest expense and taxes, as reported 411.0 $ 396.9 $ 453.4 $ 516.2 $ 567.3 $ Operating margin, as reported 9.9% 9.2% 11.2% 12.3% 12.6% Non-GAAP adjustments: Restructuring charges: Severance and related costs 6.9 $ 38.2 $ 12.8 $ 5.8 $ 14.5 $ Asset impairment and lease cancellation charges 3.7 $ 1.9 $ 0.8 $ 2.7 $ 0.3 $ Other items - $ 1.4 $ (1.5) $ 4.5 $ (0.3) $ Adjusted operating income from continuing operations before interest expense and taxes (non-GAAP) 421.6 $ 438.4 $ 465.5 $ 529.2 $ 581.8 $ Adjusted operating margin (non-GAAP) 10.2% 10.2% 11.5% 12.6% 12.9%

Adjusted Operating Margin – RBIS ($ in millions) 2013 2014 2015 2016 2017 Net sales 1,534.9 $ 1,516.0 $ 1,443.4 $ 1,445.4 $ 1,511.2 $ Operating income from continuing operations before interest expense and taxes, as reported 64.8 $ 68.5 $ 51.6 $ 102.6 $ 122.9 $ Operating margin, as reported 4.2% 4.5% 3.6% 7.1% 8.1% Non-GAAP adjustments: Restructuring charges: Severance and related costs 19.6 $ 16.0 $ 34.1 $ 8.4 $ 16.5 $ Asset impairment and lease cancellation charges 8.5 $ 5.3 $ 1.6 $ 2.1 $ 1.9 $ Other items (8.5) $ 0.7 $ 10.0 $ (0.7) $ (0.3) $ Adjusted operating income from continuing operations before interest expense and taxes (non-GAAP) 84.4 $ 90.5 $ 97.3 $ 112.4 $ 141.0 $ Adjusted operating margin (non-GAAP) 5.5% 6.0% 6.7% 7.8% 9.3%

Adjusted Operating Margin – IHM ($ in millions) 2013 2014 2015 2016 2017 Net sales 467.8 $ 515.6 $ 491.4 $ 453.8 $ 590.9 $ Operating income from continuing operations before interest expense and taxes, as reported 40.4 $ 45.2 $ 57.1 $ 54.6 $ 50.5 $ Operating margin, as reported 8.6% 8.8% 11.6% 12.0% 8.5% Non-GAAP adjustments: Restructuring charges: Severance and related costs 0.4 $ 0.1 $ 3.4 $ 0.5 $ 0.2 $ Asset impairment and lease cancellation charges 0.3 $ 4.2 $ 4.6 $ 0.4 $ - $ Other items - $ - $ - $ 1.0 $ 3.5 $ Adjusted operating income from continuing operations before interest expense and taxes (non-GAAP) 41.1 $ 49.5 $ 65.1 $ 56.5 $ 54.2 $ Adjusted operating margin (non-GAAP) 8.8% 9.6% 13.2% 12.5% 9.2%

Adjusted Net Income and Adjusted EPS

Net Income					
($ in millions)	2013	2014	2015	2016	2017
As reported net income from continuing operations	$241.7	$247.3	$274.4	$320.7	$281.8
Adjustments(1)	$ 2.6	$ 3.8	$ (0.6)	n/a	n/a
Previously reported net income from continuing operations	244.3	251.1	273.8	320.7	281.8
Non-GAAP adjustments:					
Restructuring charges and other items	$ 36.6	$ 68.2	$ 68.3	$ 65.2	$ 36.5
Tax effect of pre-tax adjustments	$ (12.3)	$ (21.3)	$ (22.6)	$ (21.4)	$ (10.2)
Estimated tax provision impact resulting from the TCJA(2)					$142.6
Adjusted Net Income from Continuing Operations (non-GAAP)	$268.6	$298.0	$319.5	$364.5	$450.7

EPS	2013	2014	2015	2016	2017	2014-2017 4-Yr CAGR
As reported net income per common share from continuing operations, assuming dilution	$ 2.41	$ 2.58	$ 2.95	$ 3.54	$ 3.13	
Adjustments(1)	$ 0.03	$ 0.04	$ -	n/a	n/a	
Previously reported net income per common share from continuing operations, assuming dilution	$ 2.44	$ 2.62	$ 2.95	$ 3.54	$ 3.13	
Non-GAAP adjustments per common share, net of tax:						
Restructuring charges and other items	$ 0.24	$ 0.49	$ 0.49	$ 0.48	$ 0.29	
Estimated tax provision impact resulting from the TCJA(2)					$ 1.58	
Adjusted Net Income per Common Share from Continuing Operations, assuming dilution (non-GAAP)	$ 2.68	$ 3.11	$ 3.44	$ 4.02	$ 5.00	**16.9%**

(1) GAAP adjustments for 2013-2015 reflect the previously disclosed impact of the third quarter of 2015 revision to certain benefit plan balances, which had an immaterial impact on the non-GAAP amounts.
(2) "Provision for income taxes" for the fourth quarter of 2017 includes the estimated impact of TCJA enacted in the U.S. on December 22, 2017. The TCJA significantly revises U.S. corporate income tax law by, among other changes, lowering corporate income tax rates, implementing a territorial tax regime, and imposing a one-time transition tax through a deemed repatriation of accumulated untaxed earnings of foreign subsidiaries. This provision includes a reasonable estimate ("provisional amount") of the impact of the TCJA on our tax provision following the guidance of SEC Staff Accounting Bulletin No. 118 (SAB 118).

22 Fourth Quarter and Full Year 2017 Financial Review and Analysis January 31, 2018 AVERY DENNISON

Net Debt to Adjusted EBITDA

($ in millions)	1Q16	2Q16	3Q16	4Q16	1Q17	2Q17	3Q17	4Q17	4-pt Avg.
Net sales	$1,485.5	$1,541.5	$1,508.7	$1,550.8	$1,572.1	$1,626.9	$1,679.5	$1,735.3	
As reported net income	$ 89.6	$ 80.0	$ 89.1	$ 62.0	$ 112.2	$ 120.9	$ 108.3	$ (59.6)	
Interest expense	$ 15.3	$ 15.4	$ 14.7	$ 14.5	$ 16.7	$ 16.2	$ 16.8	$ 13.3	
Income taxes	$ 33.9	$ 19.3	$ 38.9	$ 64.3	$ 23.7	$ 28.6	$ 38.5	$ 216.9	
Operating income from continuing operations before interest expense and taxes	$ 138.8	$ 114.7	$ 142.7	$ 140.8	$ 152.6	$ 165.7	$ 163.6	$ 170.6	
Non-GAAP Adjustments:									
Restructuring charges:									
Severance and related costs	$ 5.2	$ 3.6	$ 1.9	$ 4.0	$ 5.7	$ 7.3	$ 8.7	$ 9.5	
Asset impairment and lease cancellation charges	$ 0.4	$ 2.8	$ 0.7	$ 1.3	$ -	$ 0.3	$ 1.8	$ 0.1	
Other items	$ -	$ 43.8	$ 2.0	$ (0.5)	$ 0.8	$ 2.6	$ 0.3	$ (0.6)	
Adjusted operating income from continuing operations before interest expense and taxes (non-GAAP)	$ 144.4	$ 164.9	$ 147.3	$ 145.6	$ 159.1	$ 175.9	$ 174.4	$ 179.6	
Depreciation	$ 29.0	$ 29.6	$ 30.2	$ 28.7	$ 28.8	$ 30.9	$ 32.9	$ 34.0	
Amortization	$ 15.3	$ 15.5	$ 15.9	$ 15.9	$ 15.8	$ 15.3	$ 11.1	$ 9.9	
Adjusted net income before interest, taxes, depreciation & amortization ("EBITDA") (non-GAAP)	**$ 188.7**	**$ 210.0**	**$ 193.4**	**$ 190.2**	**$ 203.7**	**$ 222.1**	**$ 218.4**	**$ 223.5**	
Total Debt	$1,228.2	$1,161.9	$1,300.6	$1,292.5	$1,583.4	$1,720.3	$1,681.4	$1,581.7	
Less: Cash and cash equivalents	$ 169.6	$ 216.1	$ 189.4	$ 195.1	$ 294.9	$ 209.4	$ 232.3	$ 224.4	
Net Debt	**$1,058.6**	**$ 945.8**	**$1,111.2**	**$1,097.4**	**$1,288.5**	**$1,510.9**	**$1,449.1**	**$1,357.3**	
Net Debt to Adjusted LTM* EBITDA (Non-GAAP)					**1.6**	**1.9**	**1.7**	**1.6**	**1.7**

*LTM = Last twelve months

23 Fourth Quarter and Full Year 2017 Financial Review and Analysis January 31, 2018
AVERY DENNISON

Return on Total Capital (ROTC)

($ in millions)	2012	2013	2014	2015	2016	2017	Adjusted ROTC (excludes net impact of TCJA) 2017
As reported net income from continuing operations		$ 241.7	$ 247.3	$ 274.4	$ 320.7	$ 281.8	$ 281.8
Estimated tax provision impact resulting from the TCJA[1]							$ 172.0
Impact of previously planned repatriation of foreign earnings for Q4 2017							$ (29.4)
Interest expense, net of tax benefit		$ 40.2	$ 43.4	$ 40.6	$ 40.3	$ 30.1	$ 45.4
Effective Tax Rate		*34.0%*	*31.5%*	*32.9%*	*32.8%*	*52.2%*	*28.0%*
Income from continuing operations, excluding expense and tax benefit of debt financing (non-GAAP)		$ 281.9	$ 290.7	$ 315.0	$ 361.0	$ 311.9	$ 469.8
Total debt	$ 1,217.8	$ 1,021.5	$ 1,144.4	$ 1,058.9	$ 1,292.5	$ 1,581.7	$ 1,581.7
Shareholders' equity	$ 1,536.6	$ 1,468.1	$ 1,047.7	$ 965.7	$ 925.5	$ 1,046.3	$ 1,046.3
Estimated tax provision impact resulting from the TCJA[1]							$ 172.0
Impact of previously planned repatriation of foreign earnings for Q4 2017							$ (29.4)
Total debt and shareholders' equity	$ 2,754.4	$ 2,489.6	$ 2,192.1	$ 2,024.6	$ 2,218.0	$ 2,628.0	$ 2,770.6
Return on Total Capital (ROTC) (non-GAAP)		**10.8%**	**12.4%**	**14.9%**	**17.0%**	**12.9%**	**18.8%**

(1) "Provision for income taxes" for the fourth quarter of 2017 includes the estimated impact of TCJA enacted in the U.S. on December 22, 2017. The TCJA significantly revises U.S. corporate income tax law by, among other changes, lowering corporate income tax rates, implementing a territorial tax regime, and imposing a one-time transition tax through a deemed repatriation of accumulated untaxed earnings of foreign subsidiaries. This provision includes a reasonable estimate ("provisional amount") of the impact of the TCJA on our tax provision following the guidance of SEC Staff Accounting Bulletin No. 118 (SAB 118).

24 Fourth Quarter and Full Year 2017 Financial Review and Analysis January 31, 2018 AVERY DENNISON

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